SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

CEDAR FAIR, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05.    Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 7, 2012, the Board of Directors of Cedar Fair Management, Inc., the general partner of Cedar Fair, L.P. (“Cedar Fair” or the “Company”), amended and restated the Company's Code of Conduct & Ethics (the “Code”), which governs the conduct of all officers, directors, and employees of Cedar Fair and its affiliated entities.

The amendments include modifications to the Code's conflicts of interest section, including to enhance the description of types of situations that would or may involve a conflict of interest, to modify who may pre-approve certain activities and to incorporate an overview of certain aspects of the related party transactions policy that applies to the executive officers, directors and director nominees, which is set forth in Cedar Fair's Corporate Governance Guidelines. The amendments refine the Code's provision relating to nominal value gifts and favors, modify who may approve outside activities involving the use of Company property and add provisions specifically addressing protection and use of intellectual property.

The amendments also clarify and enhance certain provisions of the Code relating to legal compliance, including as follows. The amendments expand provisions with respect to Cedar Fair's commitment to full, fair, accurate, timely and understandable disclosure to explicitly recognize the role all employees play in fulfilling that commitment and to clarify how employees who learn of untrue or misleading information should report that information. Provisions have been added to emphasize legal requirements applicable to the Company's books, records, accounts and financial statements and to specifically address the preparation of business data, records, reports and communications. The amendments provide additional discussion on not divulging non-public or confidential information to unauthorized outsiders and refine the Code's provisions with respect to insider trading. To that end, the Code discusses the Company's commitment not to selectively disclose material non-public information and considerations with respect to presentations and proposals, provides some examples of types of non-public information that could be viewed as material, notes that all employees are subject to the Company's insider trading policy and refers employees to the legal department for a copy of the insider trading policy and for assistance with questions on that policy.

The revisions encourage employees to discuss observed illegal or unethical behavior or the appropriate course of action in a particular situation with any of their managers, senior managers, the human resources department, the legal department, or the Vice President of Corporate Compliance, in addition to the other reporting mechanisms it provides. The amendments include an expectation for cooperation in internal investigations. The amendments also include certain other non-substantive revisions and administrative changes, including revisions that recognize the responsibility of the executive officers in connection with administering and monitoring the Code and the responsibility of managers and supervisors in connection with enforcing the Code.

The foregoing summary of the nature of the amendments to the Code is qualified in all respects by the full text of the Code, which is filed herewith as Exhibit 14.1.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit No.
14.1	Cedar Fair, L.P. Code of Conduct & Ethics

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

By:	/s/ Brian C. Witherow
Brian C. Witherow Executive Vice President and Chief Financial Officer

Date: March 13, 2012

EXHIBIT INDEX

Exhibit No.	Description
14.1	Cedar Fair, L.P. Code of Conduct & Ethics